Exhibit 99.1

MARK HOLLINGER, CHAIRMAN AND CEO OF MERIX CORPORATION STEPS DOWN

William C. McCormick named Chairman and Interim CEO

JANUARY 10, 2007

Contact Kelly Lang

PORTLAND, OREGON – Merix Corporation (NASDAQ: MERX) Merix Corporation today announced that Mark Hollinger has stepped down as Chairman and Chief Executive Officer, and will be leaving the Company. The Board has formed a search committee to find a successor. William C. McCormick, the Board’s Lead Director, has been named Chairman and Interim Chief Executive Officer to serve while the Company conducts a search for a successor CEO.

The Board has full confidence in the executive team, and the Company does not expect to make any additional executive leadership changes.

Bill McCormick has been a director of Merix since 1997. He was Chair and Chief Executive Officer of Precision Castparts Corporation, a global $3 billion revenue manufacturing company, for 10 years until his retirement in 2003.

“Mark Hollinger led the Company to significant growth and opportunity. We thank him for his contributions, leadership and drive over the past 10 years. We have made significant progress under his direction, and we are well positioned to move the Company forward,” said Bill McCormick, the Company’s new Chairman and interim Chief Executive Officer. The Board looks forward to selecting a new leader to accelerate the Company’s ability to take advantage of its expanded footprint, talented management team and market opportunities.

“I am proud of all that we have accomplished at Merix and I believe the Company is in a very strong position today,” said Mark Hollinger. “I am fortunate to have worked with a talented and dedicated management team and I sincerely appreciate all of the opportunities that have been provided to me. I wish the Company and all of its employees continued success in the future.”

Merix will conduct a conference call and live webcast on Wednesday, January 10, 2007 at 2:00 p.m. PT. To access the webcast, log on to www.merix.com.

About Merix

Merix is a leading global manufacturer of technologically advanced, multilayer, rigid printed circuit boards for use in sophisticated electronic equipment. Merix provides quick-turn prototype, pre-production and volume board production to its customers. Principal markets served by Merix include data communications and wireless telecommunications, automotive, high-end computing, and test and measurement end markets in the electronics industry. Additional corporate information is available on the internet at www.merix.com.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995 relating to the Company’s business operations and prospects, including statements related to the Company’s future that are made pursuant to the safe harbor provisions of the federal securities laws. These forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: our ability to identify and recruit a new Chief Executive Officer and retain other senior management; our ability to control or pass through increases in the cost of raw materials and supplies; changes in customer order levels, product mix and inventory build-up; lower than expected or delayed sales; the ability to realize the anticipated benefits or synergies of the Merix Asia acquisition in a timely manner or at all; fluctuations in demand for products and services of the company, including quick-turn and premium services; foreign currency risk; the introduction of new products or technologies by competitors; the ability to successfully and timely integrate the operations of Merix Asia; the ability to avoid unanticipated costs, including costs relating to product quality issues and customer warranty claims; pricing and other competitive pressures in the industry from domestic and global competitors; all other risks inherent in foreign operations such as increased regulatory complexity and compliance cost and greater political and economic instability; our ability to fully utilize our assets and control costs; our ability to retain or attract employees with sufficient know-how to conduct our manufacturing processes and maintain or increase our production output and quality; and other risks listed from time to time in the Company’s filings with the Securities and Exchange Commission or otherwise disclosed by the Company, including those set forth in the Company’s Annual Report on Form 10-K for the year ended May 27, 2006. Merix Corporation does not undertake to update any such factors or to publicly announce developments or events relating to the matters described herein.